UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FRANKLIN TEMPLETON ETF TRUST
(Exact name of registrant as specified in its Trust Instrument)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Franklin Parkway, San Mateo, CA	94403-1906
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of beneficial interest, no par value	NYSE Arca, Inc.

Securities to be registered pursuant to Section 12 (g) of the Act:

None
(Title of class)

Item 1.	Descriptions of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of Franklin Templeton ETF Trust (the “Trust”) to be registered hereunder is set forth in the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-208873; 811-23124), which description is incorporated herein by reference.

The series of the Trust that is registering securities, and its I.R.S. Employer Identification Number, is as follows:

Franklin Liberty Systematic Style Premia ETF	83-4416337

Item 2.	Exhibits

1. The Trust’s Amended and Restated Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(i) to the Trust’s Post-Effective Amendment No. 42 to the Registration Statement on Form N-1A (Commission File Nos. 333-208873; 811-23124), as filed with the Securities and Exchange Commission via EDGAR on June 14, 2019.

2. The Trust’s Amended and Restated By-Laws are incorporated herein by reference to Exhibit (b)(i) to the Trust’s Post-Effective Amendment No. 42 to the Registration Statement on Form N-1A (Commission File Nos. 333-208873; 811-23124), as filed with the Securities and Exchange Commission via EDGAR on June 14, 2019.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 6th day of December, 2019.

FRANKLIN TEMPLETON ETF TRUST

By:	/s/ Navid J. Tofigh
Name:	Navid J. Tofigh
Title:	Vice President and Secretary